UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of ADVENTRX Pharmaceuticals, Inc. (the “Company”) was held on June 30, 2010. The final voting results on each of the matters submitted to a vote of the Company’s stockholders were as follows:

1.	The stockholders elected each of the five nominees to the Company’s board of directors, each to serve until the Company’s 2011 annual meeting of stockholders and until their respective successors are elected and qualified, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael M. Goldberg	1,413,058	157,645	20,924	7,853,454
Odysseas D. Kostas	1,411,768	159,953	19,907	7,853,453
Jack Lief	1,409,903	161,308	20,416	7,853,454
Mark J. Pykett	1,353,926	216,758	20,944	7,853,453
Eric K. Rowinsky	1,411,289	161,177	19,161	7,853,454

2.	The stockholders ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as follows:

For	Against	Abstain
8,945,881	410,635	88,565

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

July 2, 2010	By:	/s/ Patrick Keran

Name: Patrick Keran
Title: President and Chief Operating Officer